INDEPENENT AUDITORS' CONSENT

To the Shareholders and Trustees of
Consulting Group Capital Markets Funds:

We consent to the use of our report dated October 24, 1995 with respect to the Consulting Group Capital Markets Funds, incorporated herein by reference, and to the references to our Firm under the headings "Financial
Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.

     KPMG Peat Marwick LLP
/s/ KPMG Peat Marwick LLP

New York, New York
December 22, 1995